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EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT, dated as of December 1, 1999, by and between PLACEMENT 2000.COM, INC., a Delaware corporation (hereinafter called the "Company") and MICHAEL WOLOSHIN (hereinafter called "Employee"):

                             W I T N E S S E T H :

            WHEREAS, the Company desires to employ, retain and make secure for itself the experience, abilities and services of the Employee and the Employee is desirous of being engaged by the Company upon the terms and conditions contained herein;

            WHEREAS, the Company is engaged in a highly competitive business;
and

            WHEREAS, the Company must maintain its competitive position by protecting its inventions, trade secrets, patents, know-how, and proprietary information.

            NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein and for other good and valuable consideration by each of the parties, the parties hereby agree as follows:

            1. POSITION OF EMPLOYMENT. The Company hereby employs Employee as General Manager, and Employee hereby accepts such employment and agrees to serve the Company as set forth in Paragraph 2 below.

            2. SERVICES TO BE RENDERED. (a) During the term of this Agreement, the Employee shall serve as an employee of the Company, subject to the supervision and control of the Board of Directors of the Company (the "Board") and its designees, and supervise the operations of the Company. Employee presently is President of the Company, and the parties hereto contemplate that Employee will continue to perform such services as he previously performed on behalf of the Company. If asked by the Company, Employee shall serve as a member of the Board for not longer than the Term, without additional compensation, provided, however, that Employee shall be entitled to be reimbursed to the same extent as other directors of the Company for expenses incurred in the performance of his duties as a director of the Company.

            (b) Unless prevented by death or disability, the Employee shall devote his full time and attention during normal working hours to the affairs of the Company as shall be necessary to effectively carry out his obligations hereunder and use his best talents and abilities to the service of the Company as the Company may reasonably direct during the Term hereof, allowing for vacations as set forth in section 4(c) below and holidays that the Company, pursuant to established policy, recognizes and observes, and illnesses, and shall use his best efforts, skill and abilities to promote its interests.
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            3. PERIOD OF EMPLOYMENT. The term of employment (the "Term") shall commence on the date of this Agreement and shall expire on December 31, 2002.

            4. SALARY; BENEFITS. (a) Employee shall be paid an annual base salary during the Term (base salary) of One Hundred Seventy-Five Thousand Dollars ($175,000) per year, to be paid pro rata for any partial year. Upon the death or Disability (as defined herein) of Employee, base salary shall no longer accrue. Upon the Disability of Employee, the Employee shall be entitled to the benefits and perquisites provided by the Company to its employees generally outlined in paragraph (c) of this Section 4 for six months after the date such Disability is determined.

            (b) At the end of each calendar year, Employee shall be entitled to incentive compensation equal to (x) 20% of the Employee's base salary upon the Company's business achieving $1,000,000 or more in Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for any calendar year or (y) 40% of the Employee's base salary upon the Company's business achieving $1,500,000 or more in EBITDA for any calendar year (the "Bonus Compensation"). The Bonus Compensation shall be payable in arrears at the end of each calendar year. The determination of EBITDA will be made by the Company's Independent Auditors, whose determination shall be final absent gross negligence or willful misconduct on the part of the Company's Independent Auditors.

            (c) In addition to the salary and bonuses provided for above, Employee shall be entitled to receive during the Term a car allowance of $500 per month, a car insurance allowance of up to $1,000 per year, a parking allowance of up to $350 per month and major medical and hospitalization insurance. Should the Company elect to provide benefits and perquisites to the employees of the Company, the costs of such benefits will be counted against the calculation of EBITDA provided in paragraph (b) of this Section 4. During each full Term year, Employee shall be entitled to four (4) weeks of paid vacation, provided that Employee does not take more than two weeks of vacation consecutively.

            (d) During the Term, Employee shall be entitled to be reimbursed for all reasonable business expenses incurred on behalf of the Company, as determined by the Board or its designees. Employee shall submit appropriate documentation to support such expenses before being reimbursed by the Company.

            5. TERMINATION OF EMPLOYMENT. Anything herein contained to the contrary notwithstanding, the parties shall have the following rights with respect to early termination of Employee's employment under this Agreement:

            (a) Except as otherwise set forth herein, the Term shall end upon Employee's death and any accrued and unpaid base compensation, Bonus Compensation and reimbursements for expenses shall be paid promptly to Employee's legal representative and the Company shall have no further payment obligations to Employee or his legal representative under this Agreement.
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            (b) Except as otherwise set forth herein, if Employee becomes
Disabled (as defined below), then the Company may terminate Employee's employment under this Agreement, in which case Employee shall be entitled to his accrued and unpaid base salary and Bonus Compensation to the date of such termination of employment, offset by any disability benefit and disability insurance owned by the Company covering such disability. "Disabled" shall mean Employee's being substantially unable to perform his duties under this Agreement for a period of 90 consecutive days or 120 days within any period of 365 consecutive days, as determined in good faith by the Board.

            (c) The Company may terminate Employee's employment under this Agreement for "cause" (as defined below). If the Company terminates Employee's employment under this Agreement for cause, the Company shall be obligated for payment of Employee's accrued and unpaid base salary and Bonus Compensation through the date of such termination and for reimbursement of expenses incurred by Employee prior to the date of such termination and, except as provided below, shall have no further payment obligations to Employee under this Agreement, including no further obligation to pay Bonus Compensation. As used in this Agreement, the term "cause" means (1) the willful or reckless failure by Employee substantially to perform his duties hereunder, (2) failure to materially comply with Company policies, which failure shall continue for 10 days after written notice of such failure from the Board or the President, (3) knowing or willful acts or omissions of Employee injurious or intended to be materially injurious to the Company, its customers, vendors, business partners, employees or agents, (4) Employee's conviction of a felony or a crime involving moral turpitude, (5) habitual alcohol or controlled substance abuse, or (6) violation of the terms of the Confidentiality, Proprietary Information and Non-Competition Agreement referred to below, or any other material agreement (other than non-fraudulent breaches under Stock Purchase Agreement among the Company, American Vantage Companies, AVC Acquisition Corp. and the Employee (the "Purchase Agreement")) between the Company and Employee.

            (d) If the Company terminates Employee's employment during the Term for any reason other than because Employee voluntarily leaves the Company, dies, is Disabled or for "cause", then the Company shall be obligated to pay Employee's base salary and Bonus Compensation through the end of the Term. Employee may treat the failure of the Company to pay him his Base Salary provided for herein, after written notice thereof and a 30 day cure period, as a constructive discharge without cause, provided Employee is not otherwise discharged for "cause".

            (e) Notwithstanding any termination of Employee's employment under this Agreement, Employee shall remain obligated under the Non-Competition Agreement referred to below.

            6. CONFIDENTIALITY AND NON-COMPETITION. (a) Employee has executed and delivered to the Company a Non-Competition Agreement of even date herewith, which is incorporated herein by this reference and made a part hereof.


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            (b) The Employee agrees that any and all inventions or improvements as well as any and all ideas, creations, know-how and methods of applying and putting into practice any inventions or improvements (all of the foregoing being hereinafter called "Proprietary Property" and being more fully defined in subparagraph (c) below) that are created, developed, conceived of or discovered either (i) by the Employee (solely or jointly with others) either in the course of his employment, with the Company's materials or facilities, relating to any subject matter with which his work for the Company is or may be concerned, or relating to any business in which the Company or any of its subsidiaries or affiliated companies is involved, or (ii) by or for the Company, or (iii) by any independent individual or Person and thereafter acquired by the Company, and which are within the Employee's knowledge or possession in the case of (i) above or that come into the Employee's knowledge or possession during and in the course of the Employee's employment hereunder in the case of (ii) or (iii) above, shall be, if created, developed, conceived of or discovered by the Employee, promptly disclosed to the Company, or shall be, if otherwise developed or acquired by the Company, received by the Employee as an employee of the Company and not in any way for his own benefit. Employee shall neither have nor obtain any right, title or interest in or to such Proprietary Property unless and until the Company shall expressly and in writing waive the rights that it has therein and thereto under the provisions of this sentence. With respect to any and all Proprietary Property that is invented, created, written, developed, furnished or produced by the Employee, or suggested by the Employee to the Company, during the term of the Employee's employment under this Agreement, Employee does hereby agree that all such Proprietary Property shall be the exclusive property of the Company, and that the Employee shall neither have nor retain any right, title or interest, of any kind therein and thereto or in and to any results or proceeds therefrom. At any time, whether during or after the term of this Agreement, the Employee will, upon the request and at the expense of the Company, (A) obtain patents or copyrights on, or (B) permit the Company to patent or copyright, any such Proprietary Property, whichever (A) or (B) is appropriate, and/or (C) execute, acknowledge and deliver any and all assignments, instruments of transfer, or other documents, that the Company deems necessary or appropriate to transfer to and vest in the Company all right, title and interest in and to such Proprietary Property and to evidence the Company's ownership of such Proprietary Property, including, without limitation, taking all steps necessary to enable the Company to publish or protect said Proprietary Property by patents or otherwise in any and all countries and to render all such assistance as the Company may require in any patent office proceeding or litigation involving said Proprietary Property. The Employee shall not, without limitation as to time or place, use any Proprietary Property except on Company business, during or after his period of employment, nor disclose the same to any other Person or individual except for disclosure on Company business or as may be required by law.

            (c) As used in this Agreement, "Proprietary Property" means proprietary technical information not generally known in the Company's industry and which is disclosed to Employee or known or developed by Employee as a consequence of or through his employment with the Company.


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            (d) During or subsequent to the Employee's employment by the
Company, Employee will never, directly or indirectly, lecture upon, publish articles concerning, use, disseminate, disclose, sell or offer for sale any Proprietary Property without the Company's prior written permission.

            7. WAIVER. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms of conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

            8. ENTIRE AGREEMENT. It is expressly understood that this Agreement and the Non-Competition Agreement constitute the entire employment agreement between the parties hereto and that there are no representations, warranties, or agreements whether express or implied, except as set forth herein or therein. The terms and conditions of this Agreement may be modified only by a written agreement signed by each of the parties hereto.

            9. NOTICES. Any notice to be given hereunder shall be deemed sufficient if addressed in writing and delivered or mailed by certified or registered mail or overnight courier to the addresses listed below:

            If to the Company:

                  Placement 2000.Com, Inc.
                  c/o American Vantage Companies
                  6787 West Tropicana, Suite 200
                  Las Vegas, NV 89103
                  Telecopier: (702) 227-8525
                  Attention: Ronald J. Tassinari

                  with a copy to:

                  Snow Becker Krauss P.C.
                  605 Third Avenue
                  25th Floor
                  New York, New York  10158
                  Telecopier: (212) 949-7052
                  Attention: Jack Becker, Esq.


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            If to Employee:
                  Mr. Michael Woloshin
                  330 East 75th Street, Apt. 19-C
                  New York, NY 10021

            with copy to:

                  Placement 2000.Com, Inc.
                  116 John Street, Room 1705
                  New York, NY 10038
                  Telecopier: (212) 964-3471
                  Attention:  Michael Woloshin

            with copy to:

                  Bondy & Schloss LLP
                  6 East 43rd Street
                  New York, New York 10017
                  Telecopier: (212) 972-1677
                  Attention: Gerald A. Adler, Esq.

or to such other address or addresses as may hereafter be designated by notice as provided for in this paragraph. Notices shall be deemed given when actually received.

            10. CONTROLLING LAW. All of the terms, conditions, and other provisions of this Agreement shall be interpreted and governed by reference to the laws of the State of New York as applied to agreements made and wholly performed within such State, and any dispute arising herefrom and the remedies available shall be determined in accordance with such laws.

            11. PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect any of the terms hereof.

            12. INVALID PROVISION(S). In the event and to the extent that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, and this Agreement shall be construed to effect, as closely as possible, the original intent of such provision.

            13. OFFSET. Notwithstanding anything contained herein to the contrary, the Company may offset from the payments due hereunder any amounts for which American Vantage Companies is entitled to offset for which Employee is required to indemnify American Vantage Companies under the Purchase Agreement.

            14. ASSIGNABILITY. This Agreement and all rights hereunder are personal to the


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Employee and shall not be assignable, and any purported assignment in violation thereof shall be null and void. Any person, firm or corporation succeeding to the business of the Company by merger, consolidation, purchase of assets or otherwise, shall assume by contract or operation of law the obligations of the Company hereunder; provided, however, that the Company shall, notwithstanding such assumption and/or assignment, remain liable and responsible for the fulfillment of the terms and conditions of the Agreement on the part of the Company to the extent the Company is surviving.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


      EMPLOYEE                            PLACEMENT 2000.COM, INC.





      _______________________             By:____________________________
      Michael Woloshin




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